Argyle Security, Inc. and ISI Security Group Announce Financial Results for the Second Quarter 2007
Thursday October 18, 8:00 am ET

SAN ANTONIO--(BUSINESS WIRE)--Argyle Security, Inc. (OTC BB:ARGL), a service and solutions provider in the physical electronic security industry, and its wholly owned subsidiary ISI Security Group (“ISI”), today released financial results for ISI’s second quarter ended June 30, 2007. These results are for a period prior to the acquisition of ISI by Argyle.

For the three months ended June 30, 2007, ISI generated revenues of $17.8 million, up 43% compared to $12.4 million for the same period last year. Year-to-date through the second quarter of 2007, revenues were $36.6 million, versus $25.8 million for the first six months of 2006. ISI’s backlog (1) was $114 million (2) on June 30, 2007, up 76% from a backlog of $65 million on June 30, 2006, and up 11% from the March 30, 2007 backlog of $103 million. Revenues and backlog were previously reported in a press release dated July 30, 2007.

For the three months ended June 30, 2007, ISI reported EBITDA of $1.7 million, up 54% from $1.1 million in the period a year ago. Year-to-date through June 30, 2007, ISI generated EBITDA of $3.1 million (3), an increase of 68% as compared to the first six months of 2006.

The net loss, in accordance with Generally Accepted Accounting Principals, or GAAP, for the three months ended June 30, 2007 was $0.6 million, an increase of $0.5 million over the loss in the second quarter of 2006.

Sam Youngblood, CEO of ISI, commented, “We are very pleased with the financial results announced today. The 45% revenue growth and the 54% growth in our earnings before interest, taxes, depreciation and amortization over the second quarter of 2006 indicates top-line growth, higher margins and strong cash flows. With the high demand for increasingly complex security solutions, we believe our ability to offer customers total solutions is a critical factor in helping ISI to gain market share and repeat business. Aided by the additional financial flexibility and new capabilities that ISI gained through joining Argyle Security, we believe ISI is strongly positioned to expand its business.”

Bob Marbut, Chairman and Co-CEO of Argyle Security, stated, “Our vision remains to establish Argyle Security as a leading global company in the rapidly growing security industry. We believe that ISI will serve as a strong platform as we seek to grow our business both organically and through acquisitions. It’s important to note that our management team - both at Argyle Security and ISI - has a successful track record in integrating acquisitions. As such, we are confident that we have the right team in place to effectively execute our integrated buildup strategy.”

Ron Chaimovski, Vice-Chairman and Co-CEO of Argyle Security, added, “We are very pleased with ISI’s second quarter results. Overcrowding of inmate populations and growth in detention facilities continue to be a major driver of ISI’s detention business, and we see a solid opportunity to capture additional share in this market. The commercial business - ISI’s largest and fastest growing division - also continues to outperform. We are sharply focused on expanding this business into key, new vertical markets.”

Argyle Security, Inc. Third Quarter Financial Results

Argyle Security plans to release consolidated financial results for the quarter ended September 30, 2007 on November 13, 2007. Argyle Security will host a conference call at 10 a.m. Eastern Time to discuss the results. The dial-in number for participants is 800-798-2864, passcode 56799425. The international dial in number is 617-614-6206, passcode 56799425. A replay will be available through November 27, 2007. The domestic and international dial-in numbers for the replay are 888-286-8010 and 617-801-6888, respectively, with the passcode 62324352.

Additionally, the conference call will be webcast. To access the webcast, go to: http://phx.corporate-ir.net/playerlink.zhtml?c=196589&s=wm&e=1672826.

(1) Based on the percentage-of-completion method of accounting utilized by ISI, each project that is booked has an amount referred to as “earned gross margin” and “earned revenue” for the total project. The earned revenue and the amount of earned gross margin are subtracted from the total project amount and the total estimated gross margin as the project is completed. The net difference is the backlog available for each project. The total of these sums for all projects makes up the amount of gross backlog.

(2) After adjusting for intercompany eliminations, the adjusted backlog was $94 million on June 30, 2007, up 80% from the June 30, 2006 backlog of $52 million, and up 12% from the March 30, 2007 backlog of $84 million.

(3) EBITDA for the six months ended June 30, 2007 include $34,000 of state income taxes that were previously reported as general and administrative expenses.

Disclosure Regarding Non-GAAP Financial Measures

EBITDA (earnings before interest, taxes, depreciation and amortization) is used by management as a performance measure for benchmarking against the Company’s peers and competitors. The Company believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in the security industry. EBITDA is not a recognized term under GAAP. The presentation of EBITDA is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Argyle and ISI compute EBITDA using the same consistent method from quarter to quarter. Following the attached financial statements is a reconciliation of EBITDA to net loss.

About Argyle Security, Inc.

Formed in 2005 and headquartered in San Antonio, TX, Argyle Security’s goal is to become a leading global provider of services and solutions in the physical electronic security industry through an integrated buildup strategy. Argyle’s channel focus is Video Surveillance, Access Control, Perimeter Protection, Intrusion Protection, Fire Detection and Threat Analysis, serving selected commercial, governmental and residential markets.

In July 2007, Argyle acquired ISI Security Group (“ISI”), the parent company for three rapidly growing service and solution businesses in the physical security industry: ISI Detention Contracting (“ISI-Detention”), Metroplex Control Systems (“MCS-Detention”) and Metroplex Commercial Fire and Security Alarms (“MCS-Commercial”). ISI Detention is one of the nation’s largest providers of detention equipment products and service solutions. MCS-Detention and MCS-Commercial specialize in turnkey, electronic security systems for facilities that include unique engineering competencies and proprietary software products, which have security system integration capabilities as applied to the correctional facilities market as well as to commercial markets. ISI was founded in 1976.

Safe Harbor

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. When used in this press release, words such as "will," "believe," "expect," "anticipate," "encouraged" and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the company's management identify forward-looking statements. Additional information concerning forward looking statements is contained under the heading of risk factors listed from time to time in the company's filings with the Securities and Exchange Commission. We do not assume any obligation to update the forward-looking information.

ISI Detention Contracting Group, Inc. and Subsidiaries
Consolidated Balance Sheets
Current Assets	June 30, 2007 (Unaudited)	December 31, 2006

Cash and cash equivalents (overdraft)	$(248,029)	$359,042
Receivables:
Contract - net of allowance for doubtful accounts of $888,740 at June 30, 2007 and $411,988 at December 31, 2006	11,005,541	10,324,832
Contract receivables - related party	7,748,435	6,262,411
Other	537,346	128,870
Prepaid Expenses
Inventory	217,808	229,040
Refundable income taxes	191,822	517,335
Costs and estimated earnings in excess of billings on incomplete contracts	4,603,275	3,870,959

Total current assets	24,056,198	21,692,489

Property and Equipment

Land and buildings	2,922,406	2,757,330
Furniture, fixtures, and equipment	2,832,425	2,490,813
Vehicles	2,469,446	2,047,046

	8,224,277	7,295,189
Less accumulated depreciation and amortization	3,792,586	3,325,541

Net property and equipment	4,431,691	3,969,648

Other Assets

Goodwill	1,366,806	1,365,038
Loan origination fees - less accumulated amortization of $911,900 at June 30, 2007 and $737,177 at December 31, 2006	797,175	971,898
Deposits and other assets	276,739	197,088

Total other assets	2,440,720	2,534,024

	$30,928,609	$28,196,161

Liabilities and Stockholders' Deficit
Current Liabilities	June 30, 2007 (Unaudited)	December 31, 2006

Current maturities of long-term debt	$95,421	$405,908

Current portion of capitalized lease obligations	107,770	103,134

Accounts payable and accrued liabilities	6,389,657	7,315,349

Accounts payable - related party	1,907,688	1,806,187

Billings in excess of costs and estimated earnings on incomplete contracts	7,164,254	6,004,689

Total current liabilities	15,664,790	15,635,266

Long-Term Liabilities

Line of credit	7,033,850	4,957,850
Long-term debt - less current maturities	13,871,003	13,611,168
Long-term portion of capitalized lease obligations	1,917,345	1,972,352
Deferred income taxes	151,487	247,617
Warrants subject to redemption	6,032,813	5,018,777

Total long-term liabilities	29,006,498	25,807,764

Total liabilities	44,671,288	41,443,031

Stockholders’ Deficit

Common stock - $1 par value; 3,000 shares authorized; 105 shares issued and outstanding	105	105
Additional paid-in capital	16,808	16,808
Accumulated deficit	(13,759,592)	(13,263,783)

Total stockholders’ deficit	(13,742,679)	(13,246,870)

	$30,928,609	$28,196,161

ISI Detention Contracting Group, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2007	2006	2007	2006

Revenues:
Contract revenues	$8,440,905	7,397,780	$17,781,448	$12,992,840
Contract revenues - related party	7,365,079	3,424,773	13,166,450	9,758,064
Service revenues	1,977,467	1,561,202	5,678,264	3,016,614
Other revenues	3,106	4,895	12,601	11,982

	17,786,557	12,388,650	36,638,763	25,779,500

Cost of revenues:
Contract costs	12,038,018	8,502,941	24,094,490	18,210,662
Service costs	1,319,026	1,063,304	4,359,499	2,213,112

	13,357,044	9,566,245	28,453,989	20,423,774

Gross profit	4,429,513	2,822,405	8,184,774	5,355,726

General and administrative expenses	3,039,470	1,963,263	5,681,815	3,972,203

Operating income	1,390,043	859,142	2,502,959	1,383,523

Interest expense	(682,778)	(607,042)	(1,357,350)	(1,221,394)
Warrant interest expense	(1,121,949)	(300,760)	(1,344,444)	(601,519)
Investment and other income (loss) - net	(5)	(172)	3,795	222

Loss before income taxes	(414,689)	(48,832)	(195,040)	(439,168)

Income tax expense (benefit):
Current	300,147	30,790	396,904	(54,518)
Deferred	(96,133)	-	(96,133)	-

Net loss	$(618,703)	$(79,622)	$(495,811)	$(384,650)

The following schedule reconciles net loss on the company's consolidated statement of operations to EBITDA.

	For the Three Months Ended		For the Three Months Ended		For the Six Months Ended		For the Six Months Ended
	June 30, 2007		June 30, 2006		June 30, 2007		June 30, 2006

Net loss		(618,703)		(79,622)		(495,811)		(384,650)

EBITDA Adjustments
Interest Expense	1,804,727		907,802		2,701,794		1,822,913
Depreciation Expense	226,467		161,663		467,046		319,248
Amortization	87,362		87,362		174,723		174,723
Taxes	204,014		30,790		300,771		(54,518)

Total EBITDA adjustments		2,322,570		1,187,617		3,644,334		2,262,366

EBITDA		1,703,867		1,107,995		3,148,523		1,877,716

Contact:
Argyle Security
Bob Marbut, Chairman & Co-CEO
Don Neville, CFO
210-828-1700 (TX)
212-245-2700 (NY)
or
Cameron Associates
Investor Relations:
Amy Glynn, CFA, 212-554-5464
amy@cameronassoc.com
or
Media Relations:
Deanne Eagle, 212-554-5463
deanne@cameronassoc.com